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                                                                    EXHIBIT 10.2

                           MOBILITY ELECTRONICS, INC.
                        OMNIBUS LONG-TERM INCENTIVE PLAN
                      RESTRICTED STOCK UNIT AWARD AGREEMENT

     This Restricted Stock Unit Award Agreement (the "AGREEMENT") is made this 17th day of July, 2006 (the "GRANT DATE") by and between Mobility Electronics, Inc. (the "COMPANY") and Jonathan Downer (the "PARTICIPANT").

     WHEREAS, Participant is receiving an award of restricted stock units pursuant to the Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan (the "PLAN"); and

     WHEREAS, it is a condition to Participant receiving the restricted stock unit award that Participant deliver an executed version of this Agreement to the Company;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards restricted stock units to Participant on the following terms and conditions:

     1. AWARD OF RESTRICTED STOCK UNITS. The Company hereby grants to Participant a total of Fifty Thousand (50,000) restricted stock units (the "UNITS") subject to the terms and conditions set forth in this Agreement.

     2. VESTING SCHEDULE. Subject to the terms and conditions of this Agreement, the Units shall vest upon the earliest to occur, and subject to the terms and conditions, of the following (the occurrence of such event referred to herein as the "VESTING DATE"):

          A. Time Based Vesting: On January 13, 2010, one hundred percent (100%) of the Units shall vest (the "TIME BASED VESTING DATE");

          B. Performance Based Accelerated Vesting: Accelerated vesting of an applicable percentage of the Units (increasing in increments of 12.5% and ranging between 0% and 100%) will occur automatically upon the Company's achievement of certain annual revenue targets as set forth on Schedule 1 attached hereto (the "Acceleration Targets").

          C. Death; Disability; or Retirement: If the Participant ceases to be employed by the Company by reason of his death, total and permanent disability (as certified by an independent medical advisor appointed by the Company prior to such termination), or "Retirement" (as defined below), a prorated number of unvested Units shall vest automatically upon such death, disability, or Retirement, determined by multiplying the number of Units by a fraction, the numerator of which is the number of complete months of continuous employment by the Participant with the Company from the Grant Date and the denominator of which is the number of complete months between the Grant Date and the Time Based Vesting Date. The balance of the Units subject to the provisions of this Agreement which have not vested shall automatically be forfeited by the Participant. "RETIREMENT" means the point in time at which the Participant retires from the Company and either: (1)
     (a) Participant's age is fifty-five (55) years or greater, and (b) Participant has been employed by the Company for ten (10) years or more; or
     (2) Participant's age is sixty-two (62) years or greater;

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          D. Termination Without Cause: If the Participant ceases to be employed by the Company by reason of his termination without "Cause" (as defined below), a prorated number of unvested Units shall vest automatically upon such event, determined by multiplying the number of Units by a fraction, the numerator of which is the number of complete months of continuous employment by the Participant with the Company from the Grant Date plus twelve (12), and the denominator of which is the number of complete months between the Grant Date and the Time Based Vesting Date. The balance of the Units subject to the provisions of this Agreement which have not vested shall automatically be forfeited by the Participant. "CAUSE" means (i) Participant's conviction of a felony or commission of any act of fraud, moral turpitude or dishonesty, (ii) Participant's breach of any of the terms or conditions of, or the failure to perform any covenant contained in, the Company's Employee Handbook or Code of Business Conduct and Ethics, as modified from time to time, or (iii) Participant's violation of reasonable instructions or policies established by the Company with respect to the operation of its business and affairs or Participant's failure to carry out the reasonable instructions required in connection with his or her employment; and

          E. Change in Control: Upon a "Change in Control," as defined below, one hundred percent (100%) of the Units shall vest automatically. A "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events: (i) any person within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act or 1934, as amended (the "EXCHANGE ACT"), other than the Company (including its subsidiaries, directors or executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 50 percent or more of the combined voting power of the Company's then outstanding common stock or equivalent in voting power of any class or classes of the Company's outstanding securities ordinarily entitled to vote in elections of directors ("VOTING SECURITIES"); (ii) shares representing 50 percent or more of the combined voting power of the Company's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company or its subsidiaries, directors or executive officers); (iii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "TRANSACTION"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board or of any successor to the Company; (iv) following the date hereof, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (1) any party to such merger or consolidation, or (2) any affiliates of any such party; or (v) the Company transfers more than 50 percent of its assets, or the last of a series of transfers results in the transfer of more than 50 percent of the assets of the Company, or the Company transfers a business unit and/or business division responsible for more than 35% of the Company's revenue for the twelve-month period preceding the month in which such transfer occurred, in either case, to another entity that is not wholly-owned by the Company. Any


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     determination required above in this subsection (v) shall be made by the
     Compensation Committee of the Board of Directors of the Company, as constituted immediately prior to the occurrence of such event.

     3. RESTRICTIONS. This Agreement and the Units granted pursuant hereto shall be subject to the following restrictions:

          A. Termination of Agreement and Rights to Units. Any Units that have not otherwise vested pursuant to the terms of this Agreement shall be automatically forfeited upon the Participant's termination of employment or service with the Company.

          B. Non-Assignability. Unless otherwise determined by the Compensation Committee of the Board of Directors of the Company, the Participant may not sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan or this Agreement other than by will or by the applicable laws of descent and distribution.

     4. FORM AND TIMING OF PAYMENT. Any vested Units shall be paid by the Company in shares of the Company's common stock, par value $0.01 per share (the "SHARES") on a one-to-one basis on, or as soon as practicable after, the Vesting Date.

     5. TAX WITHHOLDING. Upon the vesting of any Units, the Participant shall have the option to tender to the Company, and the Company shall accept, a sufficient number of Shares necessary to satisfy the Participant's and the Company's tax withholding obligations.

     6. CHANGE IN CAPITAL STRUCTURE. The terms of this Agreement, including the number of Units subject to this Agreement, shall be adjusted as the Compensation Committee of the Board of Directors of the Company determines is equitably required in the event the Company effects any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of shares or other securities of the Company, or similar corporate transaction.

     7. NO RIGHTS AS A STOCKHOLDER. The Participant shall have no rights as a stockholder with respect to any Shares until the date of the issuance and delivery of such Shares.

     8. NO RIGHT TO EMPLOYMENT. This Agreement shall not be construed as giving the Participant the right to be retained in the employ or as a consultant of the Company or any affiliate of the Company, as the case may be. The Company may at any time terminate the Participant's employment or a consultant's provision of services free from any liability or any claim under the Plan or this Agreement.

     9. PARTICIPANT BOUND BY PLAN. The Participant hereby acknowledges that a copy of the Plan and the Prospectus for the Plan has been made available to him or her and the Participant agrees to be bound by all the terms and provisions of the Plan.


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     10. CONFLICTS. In the event of any conflict between the provisions of the
Plan as in effect on the Grant Date and the provisions of this Agreement, the provisions of the Plan shall govern.

     11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the legatees, distributes and personal representatives of the Participant and the successors of the Company.

     12. GOVERNING LAW. This Agreement shall be governed by, and interpreted under, the laws of the State of Arizona without regard to conflicts of law provisions thereof, and the Participant and the Company irrevocably consent to the exclusive jurisdiction of and venue in the federal and/or state courts located in Phoenix, Arizona.

     IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

                                        MOBILITY ELECTRONICS, INC.


                                        By: /s/ Charles R. Mollo
                                            ------------------------------------
                                        Name: Charles R. Mollo
                                        Title: President and Chief Executive
                                               Officer

     The undersigned Participant hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement. If you do not sign and return this Agreement, you will not be entitled to the Units.


/s/ Jonathan Downer
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Signature


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Jonathan Downer

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Social Security Number or
Commerce ID Number

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Address


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